EXHIBIT 3.2

FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED

AGREEMENT OF GENERAL PARTNERSHIP

This FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP OF UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (the “Partnership”), is made and entered into as of July 1, 2011 (this “Amendment”, and such date, the “Amendment Date”), by and between Parks Holdings Acquisition LLC, a Delaware limited liability company (“Parks Holdings”), Parks Holdings Acquisition Sub LLC, a Delaware limited liability company (“Parks Holdings Sub”), and Universal City Property Management II LLC, a Delaware limited liability company (“UniCo”).

W I T N E S S E T H

WHEREAS, UniCo and the Blackstone Entities entered into the Thirda Amended and Restated Agreement of General Partnership of Universal City Florida Holding Co. I, dated as of March 2, 2005 (the “Partnership Agreement”), with respect to the Partnership;

WHEREAS, the Blackstone Entities, UniCo, Universal Studios Company LLC, a Delaware limited liability company, Parks Holdings and Parks Holdings Sub have entered into the Purchase Agreement dated as of June 6, 2011 (the “Purchase Agreement”), pursuant to which the Blackstone Entities sold all of their partnership interests in Holding I and Holding II to Parks Holdings and Parks Holdings Sub, each an affiliate of UniCo, effective as of the Amendment Date; and

WHEREAS, in connection with the Purchase Agreement, the parties hereto desire to amend the Partnership Agreement as set forth herein to remove the Blackstone Entities and clarify the governance rights under the Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, it is agreed by and between the parties hereto as follows:

1. Certain Defined Terms. Words and phrases which are introduced by initial capitals and which are not otherwise defined in this Amendment shall have the same meaning as in the Partnership Agreement, as amended.

2. Amendment to Preamble. The Preamble is hereby amended and restated in its entirety as follows:

“THIS THIRD AMENDED AND RESTATED AGREEMENT OF GENERAL PARTNERSHIP OF UNIVERSAL CITY FLORIDA HOLDING CO. I (the “Agreement”), a Florida limited partnership (the “Partnership”), is made and entered into as of March 2, 2005, as amended July 1, 2011, by and between Parks Holdings Acquisition LLC, a Delaware limited liability company (“Parks Holdings”), Parks Holdings Acquisition Sub LLC, a Delaware limited liability company (“Parks Holdings Sub”, and together with Parks Holdings, the “Parks Holdings Entities”), and Universal City Property Management II LLC, a Delaware limited liability company (“UniCo”).”

3. Deletion of the “Blackstone Entities”. Each reference in the Partnership Agreement to the “Blackstone Entities” is hereby amended so that such reference shall refer instead to the “Parks Holdings Entities”. Each reference in the Partnership Agreement to the “Blackstone Representatives” is hereby amended so that such reference shall refer instead to the “Parks Holdings Representative”. Each reference in the Partnership Agreement to the “Blackstone Parent” is hereby amended so that such reference shall refer instead to the “Universal Parent”. The second recital is hereby deleted in its entirety.

4. Consent of the Parks Holdings Partners and the Parks Holdings Representative. Each instance in the Partnership Agreement requiring consent or approval of the Parks Holdings Representative is hereby waived.

5. Deletion of Section 6. Section 6 of the Partnership Agreement is hereby deleted in its entirety.

6. Amendment to Section 11. The first paragraph of Section 11 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

“The Partnership shall be governed and managed by two (2) representatives (the “Representatives”) of the Partners, of whom one shall be designated from time to time by the Parks Holdings Entities (by notice to UniCo) (the “Parks Representatives”) and of whom one shall be designated from time to time by UniCo (by notice to the Parks Holdings Entities) (the “Universal Representatives”). Effective as of the Amendment Date, the Parks Representative shall be Christy R. Shibata, and the Universal Representative shall be Thomas L. Williams. All actions of the Representatives (except as otherwise expressly provided in this Agreement) shall be taken either (i) by a unanimous vote of the Representatives at a meeting which is attended by the Parks Representative and the Universal Representative; or (ii) by the unanimous written vote or written consent of the Representatives, which may be evidenced by the signature of each Representative. Without derogating from the generality of Section 37 below, the method and procedures for giving notices including the address to which notices are to be sent and the computation of time are governed by said Section 37.”

7. Amendment to Section 37. Section 37 shall be amended and restated in its entirety as follows:

“To the Partnership or the Representatives	To the Parks Holdings Partners and UniCo at the respective address for the giving of notice to such entity specified below

To any of the Parks Holdings Partners or: their Representatives	Comcast Corporation One Comcast Center Philadelphia, PA 19103 Fax: (212) 286-7794 Attention: General Counsel

With a copy to:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Fax: (212) 701-5800 Attention: David L. Caplan William H. Aaronson

To UniCo or its respective Representatives

Universal City Property

Management II LLC

c/o Universal Parks & Resorts

        1000 Universal Studios Plaza

Executive Office Building

Orlando, FL 32819

Attn: Chairman & Chief Executive Officer

Telecopier (407) 363-8090

With A Copy To:	Universal Parks & Resorts 1000 Universal Studios Plaza Orlando, FL 32819 Attn: Senior Vice President & General Counsel Telecopier (407) 224-7704

With A Copy To:	Universal Studios Company LLC
as below

With A Copy To:	Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Fax: (212) 701-5800
Attention: David L. Caplan
William H. Aaronson

To Universal Parent	Universal Studios Company LLC
100 Universal City Plaza
Universal City, CA 91608
Attn: General Counsel
Telecopier (818) 866-3444”

8. Deletion of the Audit Committee. Section 41 of the Partnership Agreement is hereby deleted in its entirety.

9. Otherwise Unchanged. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Partnership Agreement. Wherever the Partnership Agreement is referred to therein or in any other agreements, documents or instruments, such reference shall be to the Partnership Agreement, as amended hereby. Except as expressly and specifically amended by this Amendment, the Partnership Agreement shall remain unchanged, and the Partnership Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects by the parties hereto and shall remain in full force and effect.

10. Governing Law. This Amendment shall be interpreted and governed by the laws of the State of Florida.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

12. Headings. The descriptive headings contained in this Amendment are for the convenience of reference only, shall not be deemed to be a part of this Amendment and shall not affect in any way the meaning, construction or interpretation of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have signed this Amendment on the day and year first above written.

UNIVERSAL CITY PROPERTY MANAGEMENT II LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

PARKS HOLDINGS ACQUISITION LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

PARKS HOLDINGS ACQUISITION SUB LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

AGREED AND APPROVED IN ACCORDANCE WITH SECTION 51 AND THE OTHER PROVISIONS APPLICABLE TO UNIVERSAL STUDIOS COMPANY, LLC: UNIVERSAL STUDIOS COMPANY, LLC

By:	/s/ Robert S. Pick
	Name:	Robert S. Pick
	Title:	Senior Vice President

[Amendment to Third Amended and Restated Partnership Agreement of Holding I]